EXHIBIT 10.16.4

CENTURY COMMUNICATIONS CORP.

1993 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

1.             Purpose. The purpose of the 1993 Non-Employee Directors’ Stock Option Plan of Century Communications Corp. (the “Company” and the “Plan” respectively) is to secure for the Company and its stockholders the benefits of incentive inherent in increased common stock ownership by the members of the Board of Directors of the Company who are not employees or officers of the Company or any of its subsidiaries (the “Non-Employee/Officer Directors”).

2.             Effectiveness and Termination of Plan. This Plan shall become effective upon adoption by the Board of Directors; provided, however, that all grants of options under this Plan prior to the ratification or the adoption of this Plan by the stockholders of the Company at the 1994 Annual Meeting of Stockholders shall be subject to such ratification.

This Plan shall terminate on the earliest of (i) ten (10)  years from its adoption date, (ii) when all shares of Class A Stock (as defined) which may be issued under this Plan shall have been issued through exercise of options granted under this Plan or (iii) such time as the Board may determine.

3.             The Common Stock. The maximum number of shares which may be issued through the exercise of options granted under this Plan shall be 323,123 shares of the Class “A” Common Stock of the Company, par value $.10 per share (the “Class A Stock”), subject to adjustment as provided in Section 7 hereof.  Such number of shares may be set aside out of the authorized but unissued shares of Common Stock not reserved for any other purpose or out of shares of Class A Stock held in or acquired for the treasury of the Company.  Shares of Class A Stock subjected under this Plan to an option which, for any reason, is cancelled or terminates unexercised as to such shares may again be subjected to an option under this Plan.

4.             Formula Grant of Options.

a)             Subject to the ratification of the adoption of this Plan by the stockholders of the Company as provided in Section 2 hereof, options for 1,000 shares of Class A Stock shall be automatically granted under this Plan to each person who is elected or re-elected a Non-Employee/Officer Director on the date of the regularly scheduled meeting of the Board of Directors held on the same date as the annual meeting of the stockholders of the Company in each of the years 1994 through 2003.

b)            The options granted under this Plan shall be in addition to regular director’s fees and other benefits provided to Non-Employee/Officer Directors.   Neither this Plan nor any option granted under this Plan shall confer upon any person any right to continue to serve as a member of the Board of Directors of the Company.

5.             Type of Option and Terms and Conditions.

(a)           Options granted under this Plan shall not be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

(b)           Except as hereinafter provided, all options granted pursuant to this Plan shall be subject to the following terms and conditions:

(i)            Price.  The purchase price of the shares of Class A Stock issuable upon exercise of an option granted under this Plan shall be the fair market value of the Class A Stock on the last trading day prior to the date of the meeting of the Board of Directors in any year scheduled to be held on the same date as the Annual Meeting of Stockholders of the Company.  The purchase price shall be paid in full at the time of such exercise, in (A) cash, (B) shares of Class A Stock of the Company valued at the fair market value of the Class A Stock on the date of purchase or (C) any combination of cash and Class A Stock.  The purchase price shall be subject to adjustment, but only as provided in Section 7 hereof.

(ii)           Exercisability of Options.  Except as provided in (iii) below, each option granted under this Plan shall become exercisable as to an amount equal to 20% of the shares of Class A Stock covered by such option on the first anniversary of the date of grant; thereafter an additional 20% of the total number of shares of Class A Stock covered by such option shall become exercisable on each subsequent anniversary of the date of grant until on the fifth anniversary of the date of grant the total number of Class A Stock covered by such option shall be exercisable.

(iii)          Termination of Option Period.  Options granted under this Plan shall terminate on the date which is five years and six months immediately succeeding the date of grant.  In the event any Non-Employee/Officer Director to whom an option has been granted under this Plan ceases to be a member of the Board of Directors of the Company while holding an option that has not expired and has not been fully exercised, the right to exercise such option shall be only as follows:

Death.  If a Non-Employee/Officer Director ceases to be a member of the Board of Directors of the Company by reason of death, his or her estate shall have the right for a period of one year following the date of such death (but in no event after the date which is five years and six months from the date of grant) to exercise the option with respect to all or any part of the shares of Class A Stock subject thereto, regardless of whether the right to purchase such shares had accrued at the date of his or her death.  The term “estate” when used in this Plan with respect to any Non-Employee/Officer Director shall mean such person’s legal representatives upon such Non-Employee and Non-Officer Director’s death or any person who acquires the right under the laws of descent and distribution to exercise an option by reason of such Non-Employee/Officer Director’s death.

Retirement or Disability.  If a Non-Employee/Officer Director ceases to be a member of the Board of Directors upon attaining the age at which the Company’s policy precludes reelection as a director or, with the approval of the Board of Directors, because of disability, such Non-Employee/Officer Director or his or her estate (in the event of his or her death after such termination) shall have the right for a period of six months following such cessation (but in no event after the date which is five years and six months from the date of grant) to exercise the option with respect to all or any part of the shares of Class A Common Stock subject thereto, regardless of whether the right to purchase such shares had accrued prior to such Non-Employee/Officer Director ceasing to be a member of the Board of Directors of the Company.

Other Reasons.  If a Non-Employee/Officer Director ceases to be a member of the Board of Directors of the Company for any reason other than those provided under “Death” and “Retirement or Disability,”    such Non-Employee/Officer Director or his or her estate (in the event of his or her death after such termination) may, within the three month period following such cessation of service (but in no event after the date which is five years and six months from the date of grant), exercise the option with respect to only such number of shares of Class A Stock as to which the right of exercise had accrued prior to such Non-Employee/Officer Director ceasing to be a member of the Board of Directors of the Company.

(iv           Transferability of Option.  Options granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Non-Employee/Officer Director’s lifetime only by him or her or by his or her guardian, conservator or legal representative.

6.             Rights of a Shareholder.  A Non-Employee/Officer Director shall have no rights as a shareholder with respect to any shares issuable or transferable upon exercise of an option granted under this Plan until the date of issuance of a stock certificate for such shares. Except as otherwise provided pursuant to Section 7 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such stock certificate.

7.             Adjustment of and Changes in Class A Stock.  In the event that the shares of Class A Stock, as presently constituted, shall be changed into or exchanged for a different kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of Class A Stock shall be increased through the payment of a stock dividend or a dividend on the shares of Class A Stock of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each share of Class A Stock theretofore appropriated or thereafter subject or which may become subject to an option under this Plan, the number and kind of shares of stock or other securities into which each outstanding share of Class A Stock shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Stock shall be deemed to be references to any such stock or other securities as appropriate. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Class A Stock, or of any stock or other securities into which such Class A Stock shall have been changed or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted under this Plan, such adjustment shall be made in accordance with such determination.  Fractional shares resulting from any adjustment in options pursuant to this Section 7 may be settled in cash or otherwise as the Board of Directors shall determine.  Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Plan.

8.             Securities Act Requirements. No option granted pursuant to this Plan shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Class A Stock subject to any such option, if such exercise and sale would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other Federal or State statutes having similar requirements), as in effect at that time. Each option shall be subject to the further requirement that, if at any time the Board of Directors shall determine in its discretion that the listing or qualification of the shares of Class A Stock subject to such option under any securities exchange (including without limitation any listing under any rule of NASDAQ) requirements or under any applicable law, or the consent or approval of any governmental regulatory body, s necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

9.             Withholding.  Appropriate provision (which may, in accordance with rules determined by the Board of Directors, and subject to its approval or the approval of the Committee, include the election by a Non-Employee/Officer Director to have the Company withhold from the shares of Class A Stock otherwise to be issued to the Non-Employee/Officer Director upon exercise, such number of shares as would satisfy the withholding amount due or to deliver to the Company shares of Class A Stock already owned to satisfy the withholding amount valued at the fair market value of the Class A Stock on the date of exercise) shall be made for all taxes required to be withheld from shares of Class A Stock issued under this Plan under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and domestic or foreign. To that end, the Company may at any time take such steps as it may deem necessary or appropriate (including sale or retention of shares) to provide for payment of such taxes.

10.           Administration and Amendment of Plan.  The Board of Directors from time to time may adopt rules and regulations for carrying out this Plan and may designate a committee of the Board (the “Committee”) to administer the Plan and to adopt such rules and regulations.  The interpretation and construction by the Board of Directors, or the

Committee if same has been designated by the Board, of any provision of this Plan or any option granted pursuant hereto shall be final and conclusive. No member of the Board of Directors of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any option granted pursuant hereto.  The Board of Directors may from time to time make such changes in and additions to this Plan and, with the consent of the Non-Employee/Officer Director or the estate of the Non-Employee/Officer Director, to the terms and conditions of any option granted under this Plan as it may deem proper and in the best interests of the Company, without further action on the part of the stockholders of the Company; provided, however, that, except as provided in Section 7 hereof, unless the stockholders of the Company shall have first approved thereof (i) the total number of shares of Class A Stock subject to this Plan shall not be increased and the minimum purchase price shall not be changed, (ii) no option shall be exercisable more than five years and six months after the date is granted, (iii) the expiration date of this Plan shall not be extended and (iv) no amendment of this Plan or of any option granted under this Plan may materially increase the benefits accruing to Non-Employee/Officer Directors under this Plan; and provided, further, that Sections 4 and 5 hereof may not be amended more often than once every six months unless such amendment is required to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules thereunder.

The Board of Directors shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any consolidation or merger of the Company with or into any other corporation, to amend all outstanding options granted under this Plan prior to the effectiveness of any such transaction and to terminate such options as of such effectiveness.  If the Board of Directors shall exercise such power, each option then outstanding shall be deemed to have been amended to permit the exercise thereof in whole or in part by the Non-Employee/Officer Director to whom it was issued or his or her estate as provided herein at any time or from time to time as determined by the Board of Directors prior to the effectiveness of such transaction and such option shall be deemed to terminate upon such effectiveness.